UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street

Suite 415

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 274-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by Sarepta Therapeutics, Inc. (the “Company”) on March 31, 2015 (“Resignation Date”), Christopher Garabedian resigned as President, Chief Executive Officer and member (“Director”) of the Company’s Board of Directors. On June 30, 2015, the Company and Mr. Garabedian entered into a Separation and Consulting Agreement and General Release (the “Agreement”), that becomes effective on the eighth day following the date of Mr. Garabedian’s signature (“Effective Date”). The Agreement has a term of fourteen months beginning on April 1, 2015 and ending on June 1, 2016, unless earlier terminated by the Company for cause or Mr. Garabedian for any reason (the “Consulting Period”). Pursuant to the terms of the Agreement, during the Consulting Period, Mr. Garabedian will (i) be available to answer questions with respect to matters that were previously within Mr. Garabedian’s responsibilities and (ii) cooperate with the Company with respect to any internal investigations or administrative, regulatory or judicial proceeding involving matters within the scope of his duties and responsibilities to the Company and its affiliates during his employment with the Company. Additionally, Mr. Garabedian agreed to a general release of claims against the Company (the “Release”) and the Company agreed to release any claims it may have against Mr. Garabedian to the extent based upon facts known to, or that in the exercise of reasonable diligence should have been known to, the Company’s Board of Directors.

In consideration for Mr. Garabedian’s Release and subject to his performance of his obligations under the Agreement, confidentiality agreements with the Company and certain specified terms of his employment agreement with the Company, (i) Mr. Garabedian will receive a monthly salary for a period of 12 months equal to his base monthly salary as of the Resignation Date, (ii) 50% of Mr. Garabedian’s outstanding unvested time-based equity grants (“Time-Based Equity Grants”) automatically vest on the Resignation Date, and unvested Time-Based Equity Grants continue to vest through the end of the Consulting Period with any then remaining unvested Time-Based Equity Grants being forfeited, and (iii) 15,609 shares of the performance-based equity award granted to Mr. Garabedian on June 4, 2013 (the “Performance-Based Equity Grant”) automatically vest on the Resignation Date, with all remaining shares of the Performance-Based Equity Grant, to the extent not already vested, being forfeited as of the Resignation Date. Additionally, Mr. Garabedian agreed that 24,167 shares under the non-qualified stock option granted to him on August 23, 2012, shall be rescinded by the Company without any additional consideration. The last day on which Mr. Garabedian may exercise any of his options vested as of the Resignation Date or vested thereafter pursuant to the Agreement is December 1, 2016. The Company disclosed in its Quarterly Report on Form 10-Q for the Period Ended March 31, 2015, the stock-based compensation expense incurred by the Company in connection with the resignation of Mr. Garabedian as of March 31, 2015.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending in September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Edward Kaye
Edward Kaye Interim Chief Executive Officer, Senior Vice President and Chief Medical Officer

Date: July 2, 2015